Exhibit 99.1

CARROLS RESTAURANT GROUP, INC. COMMENCES CASH TENDER OFFER AND CONSENT SOLICITATION FOR ITS OUTSTANDING 11.25% SENIOR SECURED SECOND LIEN NOTES DUE 2018
SYRACUSE, New York. April 15, 2015 - Carrols Restaurant Group, Inc. ("Carrols" or the "Company") (NASDAQ: TAST), the largest Burger King® franchisee in the United States, based on number of restaurants, announced today that it has commenced an offer to purchase for cash any and all of the $150 million outstanding principal amount of its 11.25% Senior Secured Second Lien Notes due 2018 (CUSIP Nos. 14574XAB0 and US14574XAB01) (the “Notes”). In conjunction with the tender offer, Carrols is soliciting consents to effect certain proposed amendments to the indenture governing the Notes and certain security documents. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated April 15, 2015, and a related Consent and Letter of Transmittal, which set forth the terms and conditions of the offer and consent solicitation in full detail.
The tender offer will expire at 11:59 p.m., New York City time, on May 12, 2015, unless the tender offer is extended or earlier terminated (the “Expiration Date”). The total consideration to be paid for each $1,000 principal amount of the Notes tendered prior to 5:00 p.m., New York City time, on April 28, 2015 (such date and time, as may be extended, the “Consent Date”), and not validly withdrawn, will be $1,063.75.  The total consideration includes a consent payment of $30.00 per $1,000 principal amount, which is payable only to holders who tender their Notes and validly deliver their consents prior to the Consent Date. Holders who tender their Notes after the Consent Date, but on or prior to the Expiration Date, will receive the tender offer consideration of $1,033.75, which is the total consideration minus the consent payment.  Tendering holders will also receive accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, the applicable payment date. The tender offer and consent solicitation includes an early settlement option so that holders whose Notes are validly tendered prior to the Consent Date and accepted for purchase could receive payment on an initial payment date, which is expected to be as early as April 29, 2015. Tendered Notes may not be withdrawn and consents may not be revoked after 5:00 p.m., New York City time, on April 28, 2015.
The proposed amendments to the indenture governing the Notes would, among other things, eliminate a significant portion of the restrictive covenants, eliminate certain events of default, release all of the collateral securing the obligations of Carrols and the guarantors under the Notes and amend the number of days prior to any redemption date that Carrols must send a notice of redemption. Adoption of the proposed amendments to the indenture requires the consent of the holders of at least a majority of the aggregate outstanding principal amount of the Notes (the "Requisite Consents"), or in the case of the amendment to release all of the collateral securing the obligations of Carrols and the guarantors under the Notes, of at least 66 ⅔% in aggregate principal amount outstanding of the Notes. Holders who tender their Notes will be required to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the tender offer. The proposed amendments to the indenture will not become operative, however, until at least a majority in aggregate principal amount outstanding of the Notes, or in the case of the amendment to release all of the collateral securing the obligations of Carrols and the guarantors under the Notes, at least 66 ⅔% in aggregate principal amount outstanding of the Notes, whose holders have delivered consents to the proposed amendments have been accepted for payment.
The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including (i) the Minimum Tender Condition, which requires that the receipt of the Requisite Consents must have been obtained; (ii) the Financing Condition, which requires (a) the consummation of the private offering and sale of newly issued Senior Secured Second Lien Notes of Carrols, in the principal amount of at least $200,000,000;

and (b) Carrols' entry into an amendment to its Credit Agreement dated as of May 30, 2012, as amended on December 19, 2014, among Carrols, the guarantors a party thereto, the lenders a party thereto and Wells Fargo Bank, National Association, as administrative agent and a lender; and (iii) the Documentation Condition, which requires that the supplemental indenture implementing the proposed amendments must have been executed (other than the proposed amendments to the indenture and certain security documents relating to the release of all of the collateral securing the obligations of Carrols and the guarantors).
Wells Fargo Securities, LLC is acting as dealer manager and solicitation agent for the tender offer and the consent solicitation.  The tender agent and information agent for the tender offer is D.F. King & Co., Inc.  Questions regarding the tender offer and consent solicitation may be directed to Wells Fargo Securities, Liability Management Group, at (866) 309-6316 (toll free) or (704) 410-4760 (collect).  Requests for copies of the Offer to Purchase and Consent Solicitation Statement or other tender offer materials may be directed to D.F. King & Co., Inc., telephone number (866) 829-0541 (toll free) and (212) 269-5550 (for banks and brokers) or by e-mail at carrols@dfking.com.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. This press release also is not a solicitation of consents to the proposed amendments to the indenture. The tender offer and consent solicitation are being made solely by means of the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statement, dated April 15, 2015, and the related Consent and Letter of Transmittal, that Carrols is distributing to holders of Notes. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any security in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CARROLS RESTAURANT GROUP, INC.
Carrols Restaurant Group, Inc. is the largest BURGER KING® franchisee in the United States with 663 restaurants as of March 31, 2015 and has operated BURGER KING® restaurants since 1976. For more information on Carrols, please visit the company's website at www.carrols.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols' filings with the Securities and Exchange Commission.